 Exhibit 5.2

LAW OFFICES Ballard Spahr Andrews & Ingersoll, llp 1225 17TH STREET, SUITE 2300 DENVER, CO 80202-5596 303-292-2400 FAX: 303-296-3956 WWW.BALLARDSPAHR.COM	Atlanta, GA Baltimore, MD Bethesda, MD Denver, CO Las Vegas, NV Los Angeles, CA Philadelphia, PA Phoenix, AZ Salt Lake City, UT Voorhees, NJ Washington, DC Wilmington, DE

November 25, 2008

Nelnet, Inc.

121 South 13th Street, Suite 201

Lincoln, Nebraska 68508

Re: Universal Shelf Registration

Statement Filed on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Nelnet, Inc., a Nebraska corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

•	shares of Class A common stock, $0.01 par value per share, of the Company (the “Common Stock”);
•	shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”);
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senior unsecured debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture to be dated on or prior to the date of the first issuance of Senior Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.1 to the Registration Statement (the “Senior Indenture”);

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subordinated unsecured debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or prior to the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Trustee and the Company, in the form filed as Exhibit 4.3 to the Registration Statement (the “Subordinated Indenture”);

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warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or prior to the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”); and

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stock purchase contracts (the “Contracts”), representing contracts obligating holders to purchase from the Company and obligating the Company to sell to the holders, or holders to sell to the Company and the Company to purchase from the holders, a fixed or varying number of shares of Common Stock at a future date or dates and stock purchase units (the “Units”) consisting of one or more stock purchase contracts and any one or more of the Debt Securities, Preferred Stock or debt or equity obligations of third parties, including U.S. Treasury securities, which may be issued under contract or unit agreements, to be dated on or prior to the date of the first issuance of the applicable Contracts or Units thereunder, by and between a contract or unit agent to be selected by the Company (the “Contract or Unit Agent”) and the Company (each, a “Contract or Unit Agreement”).

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Contracts and Units are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered will be $825,000,000.

We have reviewed such documents and have made such examinations of law as we have deemed appropriate as the basis for the opinions set forth below. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed, photostatic or facsimile copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

As to questions of fact material to this opinion, we have relied, without independent verification, upon the accuracy of the statements made by the Company in the Registration Statement and Prospectus and upon statements made to us in discussions with the Company’s management.

When the phrase “to our knowledge” or an equivalent phrase is used in this opinion, its purpose is to limit the statement it qualifies to the actual knowledge or awareness of the individual lawyers in this firm responsible for preparing this opinion after such inquiry as they have deemed appropriate.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

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1.         With respect to any series of the Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered and filed as required by such laws; (ii) the Senior Indenture or the Subordinated Indenture, as applicable, has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Senior Indenture or the Subordinated Indenture, as applicable, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative Second Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”) and Fourth Amended and Restated Bylaws (the “Bylaws”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Senior Indenture or the Subordinated Indenture, as applicable, and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

2.         With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplements, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered

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purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3.         With respect to the Contracts or Units issued under a Contract or Unit Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered and filed as required by such laws; (ii) the Contract or Unit Agreement has been duly authorized by the Company and the Contract or Unit Agent by all necessary corporate action; (iii) the Contract or Unit Agreement has been duly executed and delivered by the Company and the Contract or Unit Agent; (iv) the issuance and terms of the Contracts or Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Contracts or Units and of their issuance and sale have been duly established in conformity with the Contract or Unit Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplements, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Contracts or Units have been duly executed and delivered by the Company and authenticated by the Contract or Unit Agent pursuant to the Contract or Unit Agreement and delivered against payment therefor, then the Contracts or Units, when issued and sold in accordance with the Contract or Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America (exclusive of patent law) and the law of the State of Colorado, and we express no opinion on the securities or “Blue Sky” law of any state.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. This opinion is expressed as of the date hereof, and we

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disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP

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